EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-126809, No. 333-52384 and No. 333-50276 on Form S-8 and Registration Statement No. 333-165907 on Form S-3 of Central Valley Community Bancorp of our report dated March 21, 2012 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Central Valley Community Bancorp for the year ended December 31, 2011.

/s/ Crowe Horwath LLP

Sacramento, California
March 21, 2012